                                                                     EXHIBIT 4.1

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                          SECOND SUPPLEMENTAL INDENTURE


                                     BETWEEN


                         WEATHERFORD INTERNATIONAL, INC.


                                       AND


                              THE BANK OF NEW YORK

                                   AS TRUSTEE


                                   ----------


                                   DATED AS OF

                                  JUNE 30, 2000

                      TO INDENTURE DATED AS OF MAY 17, 1996


                                   ----------


                  ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE
                                  JUNE 30, 2020


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                                TABLE OF CONTENTS


                                   ARTICLE ONE

                               THE 2020 DEBENTURES

SECTION 101   Designation of 2020 Debentures; Establishment of Form............2
SECTION 102   Transfer and Exchange............................................4
SECTION 103   Amount..........................................................11
SECTION 104   Accrual of Original Issue Discount; Interest....................11
SECTION 105   Additional Interest.............................................11
SECTION 106   Denominations...................................................11
SECTION 107   Place of Payment................................................11
SECTION 108   Redemption......................................................12
SECTION 109   Conversion......................................................12
SECTION 110   Maturity........................................................12
SECTION 111   Repurchase......................................................12
SECTION 112   Covenants.......................................................12
SECTION 113   Amount Due Upon Event of Default................................13
SECTION 114   Discharge of Liability on 2020 Debentures.......................13
SECTION 115   Other Terms of 2020 Debentures..................................13

                            ARTICLE TWO

                    AMENDMENTS TO THE INDENTURE

SECTION 201   Amendments Applicable Only to 2020 Debentures...................13
SECTION 202   Definitions.....................................................13
SECTION 203   Registration, Registration of Transfer and Exchange.............17
SECTION 204   Mutilated, Destroyed, Lost and Stolen Securities................18
SECTION 205   Payment of Interest; Interest Rights Preserved..................18
SECTION 206   Amendment of Article FOUR and Inapplicability of Article
              THIRTEEN........................................................19
SECTION 207   Redemption......................................................20
SECTION 208   Consolidation, Merger and Sale..................................21
SECTION 209   Defaults and Remedies...........................................21
SECTION 210   Unconditional Right of Holders to Receive Principal,
              Premium and Interest............................................22
SECTION 211   Supplemental Indentures Without Consent of Holders..............22
SECTION 212   Supplemental Indenture with Consent of Holder...................22
SECTION 213   Sections 1006 and 1009 Not Applicable to the 2020
              Debentures......................................................23
SECTION 214   Waiver of Past Default..........................................23


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
SECTION 215   Conversion, Tax Event, Repurchase...............................23

                                  ARTICLE THREE

                           MODIFICATIONS OF INDENTURE

SECTION 301   Modifications to Indenture......................................58

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

SECTION 401   Integral Part...................................................59
SECTION 402   General Definitions.............................................59
SECTION 403   Adoption, Ratification and Confirmation.........................60
SECTION 404   Trust Indenture Act Controls....................................60
SECTION 405   Governing Law...................................................60
SECTION 406   Severability....................................................60
SECTION 407   Counterpart Originals...........................................60
SECTION 408   Successors......................................................61
SECTION 409   Table of Contents, Headings, etc................................61
SECTION 410   Benefit of Second Supplemental Indenture........................61
SECTION 411   Acceptance by Trustee...........................................61


ANNEX A       Form of Zero Coupon Convertible Senior Debentures Due
              June 30, 2020..................................................A-1
ANNEX B       Form of Institutional Accredited Investor Letter...............B-1


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     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 30, 2000, between
Weatherford International, Inc., a Delaware corporation (the "Company"), and The Bank of New York (as successor in interest to Bank of Montreal Trust Company) (the "Trustee").

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 17, 1996, as supplemented by the First Supplemental Indenture thereto, dated as of May 27, 1998 (the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities; and

     WHEREAS, Section 901(7) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series; and

     WHEREAS, Sections 901(2) and 901(3) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add any additional Events of Default with respect to, and to add to the covenants of the Company for the benefit of, all or any series of Securities; and

     WHEREAS, Section 901(5) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to add to, change or eliminate any provisions of the Indenture in respect of one or more series of Securities; provided, that any such change or elimination does not adversely affect in any material respect any outstanding Security of any series created prior to the execution of such supplemental indenture; and

     WHEREAS, Sections 201 and 301 of the Indenture provide that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture; and

     WHEREAS, the Company desires to issue Zero Coupon Convertible Senior Debentures due June 30, 2020 (the "2020 Debentures"), a new series of Security, the issuance of which was authorized by or pursuant to resolutions of the Board of Directors of the Company; and

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to supplement and amend in certain respects the Indenture insofar as it will apply only to the 2020 Debentures (and not to any other series); and

     WHEREAS, all things necessary have been done to make the 2020 Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

     NOW THEREFORE:

     In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2020 Debentures as follows:

                                   ARTICLE ONE

                               THE 2020 DEBENTURES

SECTION 101 Designation of 2020 Debentures; Establishment of Form.

     There shall be a series of Securities designated "Zero Coupon Convertible Senior Debentures Due June 30, 2020" of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Second Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2020 Debentures, as evidenced by their execution of the 2020 Debentures.

          (a) Restricted Global Securities. All of the 2020 Debentures are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the 2020 Debentures represented thereby with the Trustee, at its Corporate Trust Office, as security custodian ("Security Custodian") for the depositary, The Depository Trust Company ("DTC"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Depositary shall be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Global Security in global form, to the extent that it represents the interests of Non-U.S. Persons, will be held by Cede & Co. for the accounts of designated agents on behalf of the Euroclear System ("Euroclear") and Clearstream Banking, Societe Anonyme ("Clearstream"). During the 40-day distribution compliance period (as defined in Regulation S), Non-U.S. Persons holding beneficial interests in a Security in global form may do so only through Euroclear or Clearstream, and any resale or transfer of any such interest to a U.S. Person shall only be permitted if such Person is a QIB or is the Company or an Affiliate of the Company. The aggregate Principal Amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.


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          (b) Global Securities in General. Each Global Security shall represent such of the outstanding 2020 Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding 2020 Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding 2020 Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such 2020 Debentures. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of Outstanding 2020 Debentures represented thereby shall be made by the Security Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any 2020 Debenture.

          Any Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Security Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for such Securities to be tradeable on any market developed for trading of securities pursuant to Rule 144A or Regulation S or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

          (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 102(a)(1) hereof.

     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

     The Company initially appoints the Trustee to act as Paying Agent, Security Registrar and Conversion Agent with respect to the 2020 Debentures.


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SECTION 102 Transfer and Exchange.

          (a) Transfer and Exchange of Global Securities.

               (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, (y) an Event of Default has occurred and is continuing or
     (z) the Company determines in its sole discretion that Certificated Securities shall be issued in exchange for interests in the Global Securities. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount equal to the Principal Amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

               (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 102(a)(1) hereof, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

               (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

               (2) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,


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such Security Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the eighth paragraph of Section 305 of the Indenture; and

               (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Restricted Certificated Security is being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate required pursuant to Section 102(e)(1) hereof);

                    (B) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                    (C) if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144A or Rule 144, (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder or (iii) pursuant to an exemption from the registration requirements of the Securities Act to a non- U.S. person in an offshore transaction in accordance with Regulation S under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate), and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Security Registrar to the effect that such transfer is in compliance with the Securities Act.

          (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of


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any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

               (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

               (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144A or 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Security Registrar and Security Custodian, shall reduce or cause to be reduced the aggregate Principal Amount of the Restricted Global Security by the appropriate Principal Amount and shall increase or cause to be increased the aggregate Principal Amount of the Unrestricted Global Security by a like Principal Amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

          (d) Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 102(a)(1) hereof which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Security Registrar with a request:

               (1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or


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


               (2) to exchange such Certificated Securities for an equal Principal Amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Security Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Security Custodian to cause, the aggregate Principal Amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the eighth paragraph of Section 305 of the Indenture;

               (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                    (B) if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144A or 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder, and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

               (1) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to (i) a person the Holder reasonably believes is a QIB (which, in the case of an


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     exchange, shall be such Holder) in accordance with Rule 144A or (ii) a
     non-U.S. person in an offshore transaction in accordance with Regulation S under the Securities Act; and

               (2) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

          (e) Legends.

               (1) Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof shall bear a legend in substantially the form called for by footnote 2 to Annex A hereto (together with the Common Stock issuable upon conversion of the 2020 Debentures, a "Transfer Restricted Security" for so long as such Security or Common Stock issuable upon conversion thereof is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 6 to Annex A hereto.

               (2) Upon any sale or transfer of a Transfer Restricted Security
     (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                    (A) in the case of any Restricted Certificated Security, any Security Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 102(d) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 102; and

                    (B) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 102(a)(2) hereof; and provided further, however, that the owner of such beneficial interest


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


          shall, in connection with such transfer, comply with the other applicable provisions of this Section 102.

               (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

               (4) Until transferred under Rule 144(k) under Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any 2020 Debenture shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock:

          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, U.S. PERSONS EXCEPT (A) TO WEATHERFORD INTERNATIONAL, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
          (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE


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


          OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE), IT WILL FURNISH TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(E) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 102(e)(4).

          (f) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities may thereafter be delivered by the Company to the Trustee for cancellation in accordance with Section 309 of the Indenture.

SECTION 103 Amount.

          (a) The Trustee shall authenticate and deliver 2020 Debentures for original issue in an aggregate Principal Amount of up to $910,000,000 upon Company Order for the authentication and delivery of 2020 Debentures, without any further action by the Company; provided, however, that if the Company sells any Securities pursuant to the over-allotment option (the "Option") granted to the Initial Purchaser pursuant to Section 2 of the Purchase Agreement, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $910,000,000 plus up to an additional aggregate Principal Amount of up to $140,000,000 of Securities sold pursuant to the Option upon a Company Order. The aggregate Principal Amount of 2020 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2020 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2020 Debentures pursuant to Sections 305, 306, 307, 309, 1107, 1502, 1611 and 1704 of the Indenture.

          (b) The Company may not issue new 2020 Debentures to replace 2020 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article FIFTEEN.

SECTION 104 Accrual of Original Issue Discount; Interest.

     The 2020 Debentures shall be Original Issue Discount Securities. Original Issue Discount shall accrue with respect to the 2020 Debentures at the rate set forth under the caption "Interest" in the 2020 Debentures, commencing on the Issue Date of the 2020 Debentures. Except as provided under the caption "Tax Event" in the 2020 Debentures and in Article EIGHTEEN hereof, there shall be no periodic payments of interest on the 2020 Debentures.

SECTION 105 Additional Interest.

     Additional Interest with respect to the 2020 Debentures shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

SECTION 106 Denominations.

     The 2020 Debentures shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.

SECTION 107 Place of Payment.

     The Place of Payment for the 2020 Debentures and the place or places where the 2020 Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2020 Debentures is at the office or agency of the Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payments in respect of the 2020 Debentures evidenced by a Global Security shall be made by transfer of immediately available funds to the accounts specified by the Holder of the Global Security.

SECTION 108 Redemption.

          (a) There shall be no sinking fund for the retirement of the 2020 Debentures.

          (b) The Company, at its option, may redeem the 2020 Debentures in accordance with the provisions of and at the Redemption Prices set forth under the captions "Optional Redemption" and "Notice of Redemption" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article ELEVEN.

SECTION 109 Conversion.

     The 2020 Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article FIFTEEN.

SECTION 110 Maturity.

     The date on which the principal of the 2020 Debentures matures and is payable, unless accelerated or repurchased pursuant to the terms of the Indenture, shall be June 30, 2020.

SECTION 111 Repurchase.

          (a) The 2020 Debentures shall be repurchased by the Company in accordance with the provisions and at the Repurchase Prices set forth under the caption "Repurchase by the Company at the Option of the Holder" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article SIXTEEN.

          (b) The 2020 Debentures shall be repurchased by the Company in accordance with the provisions of and at the Fundamental Change Purchase Prices set forth under the caption "Purchase of Securities at Option of Holder Upon a Fundamental Change" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article SEVENTEEN.

SECTION 112 Covenants.

     Except as provided as to Sections 1006 and 1009 in Section 213 of this Second Supplemental Indenture, the 2020 Debentures shall benefit from each of the covenants set forth in Article TEN, and the related definitions set forth in
Section 101, of the Indenture.

SECTION 113 Amount Due Upon Event of Default.

          The portion of the Principal Amount of each 2020 Debenture that shall become due pursuant to Section 502 in the circumstances specified therein upon an Event of Default shall be the Issue Price plus accrued Original Issue Discount on such 2020 Debentures (or, if the 2020 Debentures have been converted to interest bearing 2020 Debentures pursuant to Section 1801, the Restated Principal Amount and all accrued and unpaid interest thereon from the date of conversion).

SECTION 114 Discharge of Liability on 2020 Debentures.

     The 2020 Debentures may be discharged by the Company in accordance with the provisions of Article FOUR of the Indenture.

SECTION 115 Other Terms of 2020 Debentures.

     Without limiting the foregoing provisions of this Article One, the terms of the 2020 Debentures shall be as set forth in the form of the 2020 Debentures set forth in Annex A hereto and as provided in the Indenture.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

SECTION 201 Amendments Applicable Only to 2020 Debentures.

     The amendments contained herein shall apply to the 2020 Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2020 Debentures and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any 2020 Debentures Outstanding.

SECTION 202 Definitions.

     Section 101 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

     "Agent Members" has the meaning specified in Section 101.

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

     "Certificated Security" means a Security that is in substantially the form attached hereto as Annex A and that does not include the information or the schedule called for by footnotes 1, 4 and 5 thereof.

     "Common Stock" means any stock of any class of the Company (including, without limitation, the Company's common stock, par value $1.00 per share) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     "Company Notice Date" has the meaning specified in Section 1603.

     "Conversion Agent" shall be the agent specified in Section 101.

     "Conversion Date" has the meaning specified in Section 1502.

     "Conversion Rate" has the meaning specified in Section 1501.

     "Determination Date" has the meaning specified in Section 1506(d)(1).

     "DTC" has the meaning specified in Section 101.

     "Exchange Act" has the meaning specified in Section 101(a).

     "Expiration Date" has the meaning specified in Section 1506(d)(2).

     "Expiration Time" has the meaning specified in Section 1506(d)(2).

     "Fundamental Change" has the meaning specified in Section 1701(a).

     "Fundamental Change Purchase Date" has the meaning specified in Section 1701(c).

     "Fundamental Change Purchase Notice" has the meaning specified in Section 1701(c).

     "Fundamental Change Purchase Price" has the meaning specified in Section 1701(a).

     "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Annex A and that includes the information and schedule called for by footnotes 1, 4 and 5 thereof and which is deposited with the Depositary or the Security Custodian and registered in the name of the Depositary or its nominee.

     "Indenture" has the meaning specified in the recitals.

     "Issue Date" of any 2020 Debenture means the date on which the 2020 Debenture was originally issued or deemed issued as set forth on the face of the 2020 Debenture.

     "Issue Price" of any 2020 Debenture means, in connection with the original issuance of such 2020 Debenture, the initial issue price at which the 2020 Debenture is sold as set forth on the face of the 2020 Debenture.

     "Market Price" has the meaning specified in Section 1604.

     "non-electing share" has the meaning specified in Section 1511.

     "NYSE" has the meaning specified in Section 1506(e).

     "NASDAQ" has the meaning set forth in Section 1506(e).

     "Non-U.S. Persons" means a Person that is not a U.S. Person.

     "Option Exercise Date" has the meaning specified in Section 1801.

     "Original Issue Discount" of any 2020 Debenture means the difference between the Issue Price and the Principal Amount of the 2020 Debenture as set forth on the face of the 2020 Debenture.

     "Principal Amount" of a 2020 Debenture means the principal amount due at the Stated Maturity of the 2020 Debentures as set forth on the face of the 2020 Debenture.

     "Purchase Agreement" means the Purchase Agreement, dated as of June 26, 2000, between the Company and Morgan Stanley & Co. Incorporated.

     "Purchased Shares" has the meaning specified in Section 1506(d)(2).

     "QIB" has the meaning specified in Section 101.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 30, 2000, between the Company and Morgan Stanley & Co. Incorporated.

     "Regulation S" means Regulation S under the Securities Act or any successor to such Rule.

     "Repurchase Date" has the meaning specified in Section 1601.

     "Repurchase Notice" has the meaning specified in Section 1601.

     "Repurchase Price" has the meaning specified in Section 1601.

     "Restated Principal Amount" has the meaning specified in Section 1801.

     "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

     "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

     "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

     "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

     "Sale Price" has the meaning specified in Section 1604.

     "Securities" means any securities authenticated and delivered under the Indenture, as the same may be amended or supplemented, including 2020 Debentures.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute.

     "Security Custodian" has the meaning specified in Section 101(a).

     "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after June 30, 2000, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case, which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after June 30, 2000, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the 2020 Debentures either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case, in whole or in part, by the Company (by reason of deferral, disallowance or otherwise) for United States Federal income tax purposes.

     "Tax Event Date" has the meaning specified in Section 1801.

     "tender offer" has the meaning specified in Section 1506(d)(3).

     "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the NASDAQ or, if the Common Stock is not quoted on the NASDAQ, on the other principal market on which the Common Stock are then traded.

     "Transfer Certificate" has the meaning specified in Section 102(e)(1).

     "Transfer Restricted Securities" has the meaning specified in Section 102(e)(1).

     "Trigger Event" has the meaning specified in Section 1506(c).

     "Triggering Distribution" has the meaning specified in Section 1506(d)(1).

     "2020 Debentures" has the meaning specified in the recitals.

     "Unrestricted Certificated Security" means a Certificated Security which is not a Transfer Restricted Security.

     "Unrestricted Global Security" means a Global Security which is not a Transfer Restricted Security.

     "U.S. Person" has the meaning specified in Regulation S.

SECTION 203 Registration, Registration of Transfer and Exchange.

     The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by replacing the tenth paragraph of Section 305 with the following paragraph:

          The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the expected day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2020 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange or register a transfer of any 2020 Debenture or portions thereof in respect of which a Fundamental Change Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a 2020 Debenture in part, the portion not to be purchased).

SECTION 204 Mutilated, Destroyed, Lost and Stolen Securities.

     The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by replacing the third paragraph of Section 306 with the following sentence:

          If any such mutilated, destroyed, lost or stolen Security has or is about to become due and payable, or is about to be purchased by the Company on a Repurchase Date pursuant to Article SIXTEEN or redeemed or purchased by the Company upon a Fundamental Change pursuant to Article SEVENTEEN, the Company in its discretion may, instead of issuing a new Security, pay such Security.

SECTION 205 Payment of Interest; Interest Rights Preserved.

     The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by inserting the following paragraph before the final paragraph in Section 307:

          If the Company exercises its option pursuant to Section 1801, then in the case of any 2020 Debenture or portion thereof which is surrendered for conversion after the Regular Record Date immediately preceding any Interest Payment Date and on or prior to such next succeeding Interest Payment Date (unless such 2020 Debenture or portion thereof which is being surrendered for conversion has been called for redemption on a Redemption Date within such period), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that 2020 Debenture (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date; provided, however, that such payment of interest shall be subject to the payment to the Company by the Holder of such 2020 Debenture or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest, in accordance with the fifth paragraph of Section 1502. Except as otherwise provided in the immediately preceding sentence, in the case of any 2020 Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such 2020 Debenture shall not be payable.

SECTION 206 Amendment of Article FOUR and Inapplicability of Article THIRTEEN.

     (a) Article FOUR of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by deleting Sections 401 and 402 and replacing those sections with the following:

     SECTION 401 Discharge of Liability on Securities.

          When (i) the Company delivers to the Trustee or any Paying Agent all outstanding 2020 Debentures (other than 2020 Debentures replaced pursuant to Section 306) for cancellation or (ii) all outstanding 2020 Debentures have become due and payable and the Company deposits with the Trustee or any Paying Agent cash or, if expressly permitted by the terms of the 2020 Debentures, Common Stock sufficient to pay all amounts due and owing on all outstanding 2020 Debentures (other than 2020 Debentures replaced pursuant to Section 306), and if in either case the Company pays all other sums payable hereunder by the company, then this Indenture shall, subject to
     Section 607, cease to be of further effect, except for the indemnification of the Trustee, which shall survive. At the cost and expense of the Company, the Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel each stating that all conditions precedent herein relating to satisfaction and discharge of this Indenture have been complied with.

     SECTION 402 Repayment to the Company.

          The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the 2020 Debentures that remains unclaimed for two years, subject to applicable escheat or abandoned or unclaimed property law. After return to the Company, Holders entitled to the money or securities in respect of 2020 Debentures must look to the Company for payment as general creditors unless an applicable escheat or abandoned or unclaimed property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders of 2020 Debentures with respect to such money or securities for that period commencing after the return thereof.

     (b) Subject to Section 201 hereof and with respect to the 2020 Debentures only, Article THIRTEEN shall not apply to the 2020 Debentures.

SECTION 207 Redemption.

     Article ELEVEN of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by inserting the following section after Section 1107:

     SECTION 1108 Conversion Arrangement on Call for Redemption.

          In connection with 2020 Debentures, the Company may arrange for the purchase and conversion of any 2020 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2020 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2020 Debentures, is not less than the Redemption Price of such 2020 Debentures. Notwithstanding anything to the contrary contained in this Article ELEVEN, the obligation of the Company to pay the Redemption Price of such 2020 Debentures, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this
          Section 1108 shall relieve the Company of its obligation to pay the Redemption Price on 2020 Debentures called for redemption. If such an agreement is entered into, any 2020 Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article ELEVEN) surrendered by such purchasers for conversion, all as of 11:00 A.M. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2020 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2020 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2020 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2020 Debentures between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

SECTION 208 Consolidation, Merger and Sale.

     Section 801 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by inserting "and shall have expressly provided for conversion rights in accordance with Section 1511" at the end of Section 801(1) before the semi-colon.

SECTION 209 Defaults and Remedies.

          (a) Section 501 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by deleting subsections
(1) and (2) of Section 501, and inserting instead the following as new subsections (1) and (2) thereof:

               (1) the Company defaults in the payment of any interest upon any 2020 Debenture when it becomes due and payable, after conversion of the 2020 Debentures to interest bearing debentures pursuant to Section 1801 or, in respect of Additional Interest, pursuant to Section 105, and continuation of such default for a period of 30 days; or

               (2) the Company defaults in the payment of the Principal Amount at Maturity (or, if the 2020 Debentures have been converted to interest-bearing 2020 Debentures pursuant to Section 1801, the Restated Principal Amount), or the Issue Price plus accrued Original Issue Discount, the Redemption Price, the Repurchase Price or the Fundamental Change Purchase Price of any 2020 Debenture when the same becomes due and payable; or

          (b) Section 501 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by deleting subsection
(7) of Section 501, and inserting instead the following as new subsection (7) thereof:

               (7) the Company fails to deliver shares of Common Stock (including cash in lieu of fractional shares) as required under Article FIFTEEN of this Second Supplemental Indenture following the conversion of a Debenture and such failure continues for a period of 10 days.

SECTION 210 Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Section 508 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by replacing that section with the following:

     SECTION 508 Unconditional Right of Holders to Receive Principal Premium and Interest.

          Notwithstanding any other provision in this Indenture, the right of any Holder of a Security to receive payment of the principal of and any premium and (subject to Sections 305 and 307) interest (pursuant to Section 105 in the case of Additional Interest or, if the 2020 Debentures have been converted to interest-bearing 2020 Debentures pursuant to Section 1801) on such Security on or after the respective due dates expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Fundamental Change, to receive the Fundamental Change Purchase Price on the Fundamental Change Purchase Date), or to institute suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired without the consent of the Holder.

SECTION 211 Supplemental Indentures Without Consent of Holders.

     Section 901 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by inserting the following paragraph as subsection (9) of Section 901 and renumbering current subsection
(9) as subsection (10):

          (9) to make provision with respect to the conversion rights, if any, to Holders of 2020 Debentures pursuant to the requirements of Article FIFTEEN hereof; or

SECTION 212 Supplemental Indenture with Consent of Holder.

     Section 902 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by inserting the following as the fourth clause of Section 902 and renumbering as "(5)" the clause currently numbered as clause (4):

          (4) adversely affect the right to convert any 2020 Debenture as provided in Article FIFTEEN, or adversely affect the right to require the Company to repurchase the 2020 Debentures as provided in Article SIXTEEN and Article SEVENTEEN".

SECTION 213 Sections 1006 and 1009 Not Applicable to the 2020 Debentures.

     Subject to Section 201 and with respect to the 2020 Debentures only, none of the covenants contained in either Section 1006 or Section 1009 shall apply to the 2020 Debentures.

SECTION 214 Waiver of Past Default.

     Subject to Section 201 and with respect to the 2020 Debentures only,
Section 513 of the Indenture is hereby amended by deleting the period at the end of clause (2) of the first paragraph of such Section and substituting ", or" in its place, and by adding as clause (3) thereto the following:

          (3) in respect of the conversion rights of the Holders of 2020 Debentures.

SECTION 215 Conversion, Tax Event, Repurchase.

     The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by adding the following Articles FIFTEEN, SIXTEEN, SEVENTEEN and EIGHTEEN to the Indenture:

                                 ARTICLE FIFTEEN

                                   CONVERSION

     SECTION 1501 Conversion Privilege.

          2020 Debentures shall be convertible in accordance with their terms and in accordance with this Article.

          A Holder of a 2020 Debenture may convert the Principal Amount of such 2020 Debenture (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the date specified in the 2020 Debentures, at the Conversion Rate then in effect. In case a 2020 Debenture or portion thereof is called for redemption pursuant to Article ELEVEN, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date for such 2020 Debenture or such earlier date as the Holder presents such 2020 Debenture for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2020 Debenture is redeemed). The number of shares of Common Stock issuable upon conversion of a 2020 Debenture per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth under "Conversion" in the 2020 Debentures, subject to adjustment as herein set forth. Provisions of this Indenture that apply to conversion of all of a 2020 Debenture also apply to conversion of a portion of a 2020 Debenture.

          A 2020 Debenture in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such 2020 Debenture, may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture. A Holder of 2020 Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted its 2020 Debentures to Common Stock, and only to the extent such 2020 Debentures are deemed to have been converted into Common Stock pursuant to this Article FIFTEEN.

     SECTION 1502 Conversion Procedure.

          To convert a 2020 Debenture, a Holder must (a) complete and manually sign the conversion notice on the back of the 2020 Debenture and deliver such notice to a Conversion Agent, (b) surrender the 2020 Debenture to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date (and in any event no later than seven Business Days after the Conversion Date), the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 1503. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2020 Debentures may be surrendered for conversion in accordance with the Applicable Procedures. The Person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a 2020 Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or

          Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date that such 2020 Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a 2020 Debenture, such Person shall no longer be a Holder of such 2020 Debenture.

          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article FIFTEEN. On conversion of a 2020 Debenture, that portion of accrued Original Issue Discount (and interest, if the Company has exercised its option provided for in Section 1801) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option provided for in Section 1801, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the 2020 Debenture through the Conversion Date with respect to the converted 2020 Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the 2020 Debenture being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and interest, if the Company has exercised its option provided for in Section 1801) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the 2020 Debenture being converted pursuant to the provisions hereof.

          If a Holder converts more than one 2020 Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of 2020 Debentures converted.

          Upon surrender of a 2020 Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2020 Debenture equal in Principal Amount to the Principal Amount of the unconverted portion of the 2020 Debenture surrendered.

          Where the Company has exercised its option under Section 1801, 2020 Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (unless such 2020 Debentures or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of 2020 Debentures or portions thereof being surrendered for conversion.

     SECTION 1503 Fractional Shares.

          The Company will not issue fractional shares of Common Stock upon conversion of 2020 Debentures. In lieu thereof, the Company will pay an amount in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     SECTION 1504 Taxes on Conversion.

          If a Holder converts a 2020 Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     SECTION 1505 Company to Provide Common Stock.

          The Company shall, prior to issuance of any 2020 Debentures under this Article FIFTEEN, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all 2020 Debentures outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the 2020 Debentures shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company will endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of 2020 Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the NASDAQ National Market or other over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

     SECTION 1506 Adjustment of Conversion Rate.

          The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a) If the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any 2020 Debenture thereafter surrendered for conversion shall be entitled to receive that number of shares of capital stock of the Company which it would have owned had such 2020 Debenture been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section 1506(a), the Holder of any 2020 Debenture thereafter surrendered for conversion shall be entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Rate for the 2020 Debentures between or among shares of such classes or series of capital stock.

          (b) If the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with Section 1506(e)) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as determined in accordance with Section 1506(e)) of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. For the purposes of this Section 1506(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued). To the extent that no shares of Common Stock are so delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

          (c) Subject to the last sentence of this subsection (c), if the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock any shares of capital stock (other than dividends or distributions of Common Stock on Common Stock to which Section 1506(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in Section 1506(b)), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate in effect immediately prior to such distribution by a fraction, of which the numerator shall be the current market price per share (as determined in accordance with Section 1506(e)) of the Common Stock on the date fixed for the payment of such distribution mentioned below, and of which the denominator shall be the current market price per share (as determined in accordance with Section 1506(e)) of the Common Stock on such date fixed for the payment of such distribution less the fair market value on such date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness, other non-cash assets and cash so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately prior to the opening of business on the day after the date fixed for the payment of such distribution. If no such dividend or distribution is so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 1506(c) by reference to the actual or when issued trading market for any securities comprising such distribution, in doing so it shall consider the prices in such market over the same period used in computing the current market price per share of Common Stock (determined as provided in Section 1506(e)). For purposes of this Section 1506(c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Rate adjustment required by this Section 1506(c)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Rate adjustment required by Section 1506(a) or 1506(b)), except (A) the date fixed for the payment of such dividend or distribution shall be substituted as (1) "the record date in the case of a dividend or other distribution," and (2) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (3) "the date fixed for such determination" within the meaning of Sections 1506(a) and 1506(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Rate in accordance with Section 1506(a).

          (d) (1) If the Company shall, by dividend or otherwise, at any time pay or make a dividend or distribution (a "Triggering Distribution") to the holders of its Common Stock exclusively in cash (excluding any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (i) the amount per share of Common Stock of the next preceding quarterly dividend on Common Stock to the extent such preceding quarterly dividend did not require an adjustment of the Conversion Price pursuant to this Section 1506(d) (as adjusted to reflect subdivisions or combinations of Common Stock), and (ii) 3.75% of the current market price per share determined as provided in
          Section 1506(e), and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company), the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this

          Section 1506(d)(1) by a fraction, of which the numerator shall be the current market price per share (determined as provided in Section 1506(e)) of the Common Stock on the date fixed for the payment of such distribution, and of which the denominator shall be such current market price per share of the Common Stock (determined as provided in Section 1506(e)), less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock. The adjustment to the Conversion Rate pursuant to this Section 1506(d)(1) shall become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in Section 1506(e)) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of shares of 2020 Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each 2020 Debenture immediately prior to the record date for the distribution of the cash. If an adjustment is required to be made pursuant to this Section 1506(d)(1) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded as provided above. If an adjustment is required to be made pursuant to this Section 1506(d)(1) as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution. If no such dividend or distribution is so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date had not been fixed.

          (2) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of the Company's Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment by the Company or any such Subsidiary of aggregate consideration in an amount (determined at the last day that tenders may be made pursuant to such tender offer (as then amended, the "Expiration Date") as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that exceeds the current market price per share of Common Stock (as determined in accordance with Section 1506(e)) on the Business Day next succeeding the Expiration Date, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction, of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time (the "Expiration Time") at which tenders could have been made on the Expiration Date (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (excluding any Purchased Shares and any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with Section 1506(e)) on the Trading Day next succeeding the Expiration Date, and of which the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of Common Stock (as determined in accordance with Section 1506(e)) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 1506(d)(2) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 1506(d)(2).

          (3) If a tender offer made by a Person (other than the Company or any of its Subsidiaries) for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by a Person (other than the Company or any of its Subsidiaries) of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) at the applicable Expiration Time that exceeds the current market price of the Common Stock on the Trading Day next succeeding the applicable Expiration Time in which, as of the closing or expiration date of the tender offer, the Company's Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Effective Date by a fraction, of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (excluding any Purchased Shares and any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price of the Common Stock (as determined in accordance with Section 1506(e)) on the Trading Day next succeeding the Expiration Date, and of which the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares, but excluding shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price of the Common Stock (as determined in accordance with Section 1506(e)) on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. Notwithstanding the foregoing, (a) the adjustment of the Conversion Rate contemplated by this Section 1506(d)(3) will only be made if the tender offer is made for an amount which increases that Person's beneficial ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding, and (b) the adjustment to the Conversion Rate contemplated by this Section 1506(d)(3) will not be made if as of the close of the tender offer, the offering documents with respect to such tender offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company.

          (4) For purposes of this Section 1506(d), the term "tender offer" shall mean and include both tender offers and exchange offers (other than an odd-lot offer), all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (e) For the purpose of any computation under subsections (b), (c) and
          (d) of this Section 1506, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Trading Days ending on the Trading Day preceding (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under Section 1506(d) or (ii) the record date with respect to distributions, issuances or other events requiring such computation under Section 1506(b) or Section 1506(c); provided, however, if more than one event occurs that would require an adjustment pursuant to Sections 1506(a) through (d), inclusive, the Board of Directors of the Company may make such adjustments to the closing prices during such 10 Trading Day period as it deems appropriate to effectuate the intent of this Section 1506, in which case any such determination by the Board of Directors shall be conclusive. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ (the term "NASDAQ" shall include, without limitation, the NASDAQ National Market) or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

          (f) In any case in which this Section 1506 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this
          Section 1506, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 1506) issuing to the Holder of any 2020 Debenture converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

     SECTION 1507 No Adjustment.

          No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 1507 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article FIFTEEN shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

          No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock or for any issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing except as provided in this Article FIFTEEN or on account of making an election following a Tax Event pursuant to Section 1801.

          To the extent that the 2020 Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     SECTION 1508 Adjustment for Tax Purposes.

          The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 1506, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     SECTION 1509 Notice of Adjustment.

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

     SECTION 1510 Notice of Certain Transactions.

          If:

          (1) the Company takes any action which would require an adjustment in the Conversion Rate,

          (2) the Company takes any action that requires a supplemental indenture pursuant to Section 1511, or

          (3) there is a dissolution or liquidation of the Company,

     the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days (seven days in the case of an adjustment to the Conversion Rate pursuant to Section 1513) before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 1510.

     SECTION 1511 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

          If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the 2020 Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2020 Debenture then outstanding shall have the right to convert such 2020 Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such 2020 Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance; provided, however, that if the kind or amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 1511 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article FIFTEEN. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the 2020 Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 1511 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

          If the Company shall execute a supplemental indenture pursuant to this
          Section 1511, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2020 Debentures upon the conversion of their 2020 Debentures after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     SECTION 1512 Trustee's Disclaimer.

          The Trustee shall have no duty to determine when an adjustment under this Article FIFTEEN should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1509. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2020 Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article FIFTEEN.

          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 1511, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1511.

     SECTION 1513 Voluntary Increase.

          The Company from time to time may increase the Conversion Rate, in addition to those which may be required pursuant to other provisions of this Article FIFTEEN, by any amount and for any period of time as the Company's Board of Directors determines to be in the best interests of the Company, provided that (a) the period of such increase is at least 20 days or such longer period as may be required by law and (b) the increase is irrevocable during the period. Subsequent to any increase in the Conversion Rate made pursuant to this Section 1513, the Company may lower the Conversion Rate to any Conversion Rate that is not lower than the Conversion Rate that would have been applicable had the increase pursuant to this Section 1513 not been made. A determination by the Company's Board of Directors to increase or decrease the Conversion Rate in accordance with this
          Section 1513 shall be conclusive. If the Company increases or decreases the Conversion Rate, the Company will give at least seven days' advance notice of same, such notice to be given in accordance with Section 1510.

                                 ARTICLE SIXTEEN

                REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

     SECTION 1601 General.

          The Company may be required to repurchase 2020 Debentures in accordance with their terms and in accordance with this Article Sixteen.

          2020 Debentures shall be purchased by the Company under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2020 Debentures on June 30, 2005, June 30, 2010 and June 30, 2015 (each, a "Repurchase Date"), at the repurchase price specified therein (each, a "Repurchase Price"), at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

               (A) the certificate number of the 2020 Debenture which the Holder will deliver to be repurchased or, if any of the 2020 Debentures is in the form of a Global Security, then a beneficial owner of a 2020 Debenture shall comply with the procedures of the Depositary applicable to the repurchase of a Global Security,

               (B) the portion of the Principal Amount of the 2020 Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

               (C) that such 2020 Debenture shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2020 Debentures and in this Indenture, and

               (D) if the Company elects, pursuant to Section 1602 hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 1603 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the 2020 Debentures to which such Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the 2020 Debentures as to which such withdrawal shall relate or if certificated 2020 Debentures have not been issued, a beneficial owner of a 2020 Debenture shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Notice), or (ii) to receive cash in respect of the entire Repurchase Price for all 2020 Debentures (or portions thereof) to which such Repurchase Price relates; and

          (2) delivery of such 2020 Debenture to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Article SIXTEEN only if the 2020 Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

          If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
          Section 1609 hereof, fails to indicate such Holder's choice with respect to the election set forth in Section 1601(1)(D), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all 2020 Debentures subject to the Repurchase Notice in the circumstances set forth in such Section 1601(1)(D).

          The Company shall purchase from the Holder thereof, pursuant to this Article SIXTEEN, a portion of a 2020 Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2020 Debenture also apply to the purchase of such portion of such 2020 Debenture.

          Any purchase by the Company contemplated pursuant to the provisions of this Article SIXTEEN, shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the 2020 Debenture.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 1601 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1609.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     SECTION 1602 The Company's Right to Elect Manner of Payment of Repurchase Price.

          (a) The Repurchase Price of 2020 Debentures in respect of which a Repurchase Notice pursuant to Section 1601 has been given will be paid by the Company, at the election of the Company, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 1602 and 1603 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 1605 hereof, whether the Company will purchase the 2020 Debentures for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of 2020 Debentures in respect of which it will pay in cash and Common Stock; provided, however, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all 2020 Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose 2020 Debentures are purchased pursuant to this Article SIXTEEN shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such 2020 Debentures, except (i) as provided in
          Section 1604 with regard to the payment of cash in lieu of fractional Common Stock and (ii) if the Company is unable to purchase the 2020 Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the 2020 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 1602 or pursuant to Section 1604 in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

          At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company,

          (ii) the information required by Section 1605,

          (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 1604 have been or will be complied with, and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1605.

         SECTION 1603      Purchase with Cash.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of 2020 Debentures in respect of which a Repurchase Notice pursuant to Section 1601 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such 2020 Debentures. If the Company elects to purchase 2020 Debentures with cash, the Company Notice, as provided in Section 1605, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

         SECTION 1604      Payment by Issuance of Common Stock.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of 2020 Debentures in respect of which a Repurchase Notice pursuant to Section 1601 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2020 Debentures in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one 2020 Debenture repurchased, the number of shares of Common Stock shall be based on the aggregate amount of 2020 Debentures to be repurchased.

                  If the Company elects to purchase the 2020 Debentures by the issuance of Common Stock, the Company Notice, as provided in
                  Section 1605, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                  The Company's right to exercise its election to purchase the 2020 Debentures pursuant to this Article SIXTEEN through the issuance of Common Stock shall be conditioned upon:

                  (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the 2020 Debentures with Common Stock as provided herein;

                  (ii) the registration of the Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

                  (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of 2020 Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the 2020 Debentures, will be validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of 2020 Debentures and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date. The Company may pay the Repurchase Price (or any portion thereof) in Common Stock only if the Common Stock is then listed for trading on a U.S. national securities exchange or quoted on an interdealer quotation system of any registered United States national securities association. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2020 Debentures pursuant to this Article Sixteen through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the 2020 Debentures of such Holder or Holders in cash.

                  The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior
                  to) the third Business Day prior to the applicable Repurchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date, of any event described in Section 1506; subject, however, to the conditions set forth in Sections 1506(f) and 1507.

                  The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

         SECTION 1605      Notice of Election.

                  The Company's notice of election to repurchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 106 of the Indenture at the time specified in Section 1603 or 1604, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  If the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (1) state that each Holder will receive Common Stock with a Market Price equal to such specified percentage of the Repurchase Price of the 2020 Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price of the Common Stock; and

                  (3) state that, because the Market Price of Common Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

                  In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                  (A) the Repurchase Price and the Conversion Rate;

                  (B) the name and address of the Paying Agent and the Conversion Agent;

                  (C) that 2020 Debentures as to which a Repurchase Notice has been given may be converted pursuant to Article FIFTEEN hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (D) that 2020 Debentures must be surrendered to the Paying Agent to collect payment;

                  (E) that the Repurchase Price for any 2020 Debenture as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2020 Debenture as described in clause (D) above;

                  (F) the procedures the Holder must follow to exercise repurchase rights under this Article SIXTEEN and a brief description of those rights;

                  (G) briefly, the conversion rights of the 2020 Debentures; and

                  (H) the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 1601 or 1609).

                  At the Company's written request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of 2020 Debentures, the Company will notify the appropriate securities exchange or registered national securities association and will publish such determination at the Company's web site on the world wide web or through such other public medium as the Company may use at that time.

         SECTION 1606      Covenants of the Company.

                  All Common Stock delivered upon purchase of the 2020 Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list for trading or cause to have quoted any Common Stock to be issued to purchase 2020 Debentures on the principal national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed for trading or quoted.

         SECTION 1607      Procedure upon Repurchase.

                  The Company shall deposit cash (in respect of a cash purchase under Section 1603 or for fractional shares of Common Stock, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in
                  Section 1610, sufficient to pay the aggregate Repurchase Price of all 2020 Debentures to be purchased on the applicable Repurchase Date pursuant to this Article SIXTEEN.

                  As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of whole shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Repurchase Date. Subject to Section 1604, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

         SECTION 1608      Taxes.

                  If a Holder of a 2020 Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

         SECTION 1609      Effect of Repurchase Notice.

                  Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the 2020 Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2020 Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2020 Debenture (provided the conditions in Section 1601 have been satisfied) and (y) the time of delivery of such 2020 Debenture to the Paying Agent by the Holder thereof in the manner required by Section 1601. 2020 Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article FIFTEEN hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                  A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date specifying:

                  (1) the certificate number of the 2020 Debenture in respect of which such notice of withdrawal is being submitted or, if any of the 2020 Debentures is in the form of a Global Security, then a beneficial owner of a 2020 Debenture shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Notice;

                  (2) the Principal Amount of the 2020 Debenture with respect to which such notice of withdrawal is being submitted; and

                  (3) the Principal Amount, if any, of such 2020 Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 1601(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 1601(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any 2020 Debentures pursuant to this Article SIXTEEN (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2020 Debentures, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2020 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2020 Debentures (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2020 Debentures) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         SECTION 1610      Deposit of Repurchase Price.

                  Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay in accordance with the Company Notice the aggregate Repurchase Price of all of the 2020 Debentures or portions thereof which are to be purchased as of the Repurchase Date.

         SECTION 1611      Securities Repurchased in Part.

                  Any 2020 Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2020 Debenture, without service charge, a new 2020 Debenture or 2020 Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2020 Debenture so surrendered which is not purchased.

         SECTION 1612      Comply with Securities Laws Upon Purchase of
                           Securities.

                  In connection with any offer to purchase or purchase of 2020 Debentures under this Article SIXTEEN (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article SIXTEEN to be exercised in the time and in the manner specified in this Article SIXTEEN.

         SECTION 1613      Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 1610 exceeds the aggregate Repurchase Price of the 2020 Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. After that, Holders entitled to money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

         SECTION 1614      Conversion Arrangement on Repurchase.

                  Any Securities required to be repurchased under this Article SIXTEEN, unless surrendered for conversion before the close of business on the Repurchase Date, may be deemed to be purchased from the Holders of such Securities for an amount in cash not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

                                ARTICLE SEVENTEEN

                       PURCHASE OF SECURITIES AT OPTION OF
                       THE HOLDER UPON FUNDAMENTAL CHANGE

         SECTION 1701      Right to Require Repurchase.

           (a) If at any time that 2020 Debentures remain outstanding there shall occur a Fundamental Change (as defined below), 2020 Debentures shall be purchased by the Company at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Fundamental Change (the "Fundamental Change Purchase Date") at a purchase price equal to the Issue Price plus accrued Original Issue Discount through the Fundamental Change Purchase Date (or, if the option under Section 1801 has been exercised, the Restated Principal Amount plus accrued and unpaid interest from the Option Exercise Date to the Fundamental Change Purchase Date) (the "Fundamental Change Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 1701(c).

         A "Fundamental Change" shall be deemed to have occurred upon the occurrence of any transaction or event in connection with which all or substantially all Common Stock (excluding shares of Common Stock held by any stockholders exercising applicable dissenters' rights) shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all shares of common stock listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on The NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices. For purposes of making the determination to be made pursuant to the preceding sentence of whether or not the consideration in any such transactions consists of all or substantially all shares of common stock, cash paid or to be paid in respect of fractional shares or applicable dissenter's rights shall be disregarded as part of the consideration.

         (b) Within 15 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

                           (1) the date of such Fundamental Change and, briefly,
                  the events causing such Fundamental Change;

                           (2) the date by which the Fundamental Change Purchase
                  Notice pursuant to this Section 1701 must be given;

                           (3) the Fundamental Change Purchase Date;

                           (4) the Fundamental Change Purchase Price;

                           (5) briefly, the conversion rights of the 2020
                  Debentures;

                           (6) the name and address of each Paying Agent and
                  Conversion Agent;

                           (7) the Conversion Rate and any adjustments thereto;

                           (8) that 2020 Debentures as to which a Fundamental
                  Change Purchase Notice has been given may be converted into Common Stock pursuant to Article FIFTEEN only to the extent that any Fundamental Change Purchase Notice previously delivered by such Holder has been withdrawn in accordance with the terms of this Indenture;

                           (9) the procedures that the Holder must follow to
                  exercise rights under this Section 1701;

                           (10) the procedures for withdrawing a Fundamental
                  Change Purchase Notice, including a form of notice of withdrawal; and

                           (11) that the Holder must satisfy the requirements
                  set forth in the 2020 Debentures in order to convert the Securities.

                  If any of the 2020 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  (c) A Holder may exercise its rights specified in Section 1701 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the 2020 Debentures and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Fundamental Change Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date.

         The delivery of such 2020 Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 1701, a portion of a 2020 Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2020 Debenture pursuant to Sections 1701 through 1706 also apply to the purchase of such portion of such 2020 Debenture.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 1701(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof that is a Principal Amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1702.

         A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such 2020 Debentures may be surrendered or delivered for purchase in accordance with the Applicable Procedures.

         SECTION 1702      Effect of Fundamental Change Purchase Notice.

                  Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 1701(c), the Holder of the 2020 Debenture in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such 2020 Debenture. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such 2020 Debenture (provided the conditions in Section 1701(c) have been satisfied) and (b) the time of delivery of such 2020 Debenture to a Paying Agent by the Holder thereof in the manner required by Section 1701(c). 2020 Debentures in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

                  A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

         SECTION 1703      Deposit of Fundamental Change Purchase Price.

                  On or before 11:00 a.m. New York City time on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the 2020 Debentures or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 1703 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

                  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any 2020 Debenture for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Purchase Date, such 2020 Debenture will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the Principal Amount of 2020 Debentures purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

         SECTION 1704      Securities Purchased In Part.

                  Any 2020 Debenture that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2020 Debenture, without service charge, a new 2020 Debenture or 2020 Debentures, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2020 Debenture so surrendered that is not purchased.

         SECTION 1705      Compliance With Securities Laws Upon Purchase of
                           Securities.

                  In connection with any offer to purchase or purchase of 2020 Debentures under Section 1701, the Company shall (a) comply with Rule 13e-4 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections 1701 through 1706 to be exercised in the time and in the manner specified therein.

         SECTION 1706      Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1703 exceeds the aggregate Fundamental Change Purchase Price together with interest, if any, thereon of the 2020 Debentures or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.

                                ARTICLE EIGHTEEN

                          SPECIAL TAX EVENT CONVERSION

         SECTION 1801 Optional Conversion to Interest-Bearing Securities Upon Tax Event.

                  From and after the date (the "Option Exercise Date") that is the later of (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, at the option of the Company with respect to its 2020 Debentures only, interest in lieu of Original Issue Discount to accrue from and after the Option Exercise Date shall accrue at the rate of 3.0% per annum on a restated principal amount per $1,000 original Principal Amount (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semiannually on each Interest Payment Date to holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days after the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and within 15 days after its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the 2020 Debentures. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any 2020 Debenture. 2020 Debentures authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the 2020 Debentures to interest-bearing 2020 Debentures.

                                  ARTICLE THREE

                           MODIFICATIONS OF INDENTURE

SECTION 301         Modifications to Indenture.

         The amendments set forth below shall apply to the Indenture and, to the extent not affected by the amendments set forth in Article TWO, shall also apply to the 2020 Debentures.

         (a) Form of Trustee's Certificate of Authentication. Section 202 of the Indenture is hereby amended by deleting the language of such Section after the colon and replacing such language with the following:

                           "This is one of the Securities of the series
                  designated therein referred to in the within-mentioned Indenture.

                                                THE BANK OF NEW YORK,
                                                as Trustee


                                                By:
                                                   ----------------------------
                                                     Authorized Signatory."

         (b) Satisfaction and Discharge. The final paragraph of Section 401 of the Indenture is hereby amended by deleting such paragraph in its entirety and replacing that paragraph with the following:

                           Notwithstanding the satisfaction and discharge of
                  this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section, the obligations of the Company under Sections 306, 610(e) and 701 and the obligations of the Trustee under
                  Section 402 and the last paragraph of Section 1003 shall survive.

         (c) Appointment of Authenticating Agent. The second paragraph of
Section 614 of the Indenture is hereby amended by deleting such paragraph in its entirety and replacing that paragraph with the following:

                           Any corporation into which an Authenticating Agent
                  may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent (provided such corporation shall be otherwise eligible under this Section) without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

         In addition, the fourth and fifth paragraphs of Section 614 of the Indenture are hereby amended by deleting such paragraphs in their entirety and replacing them with the following:

                  The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

                  If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                           "This is one of the Securities of the series
                  designated therein referred to in the within-mentioned Indenture.

                                                   THE BANK OF NEW YORK,
                                                   as Trustee


                                                    By:
                                                       ------------------------
                                                        As Authenticating Agent


                                                    By:
                                                       ------------------------
                                                         Authorized Signatory."


                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

SECTION 401         Integral Part.

         This Second Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2020 Debentures only.

SECTION 402         General Definitions.

         For all purposes of this Second Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

         (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Second Supplemental Indenture.

SECTION 403         Adoption, Ratification and Confirmation.

         The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 404         Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

SECTION 405         Governing Law.

         THIS SECOND SUPPLEMENTAL INDENTURE AND THE 2020 DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 406         Severability.

         In case any provision in this Second Supplemental Indenture or in the 2020 Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 407         Counterpart Originals.

         The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 408         Successors.

         All agreements of the Company in this Second Supplemental Indenture and the 2020 Debentures shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

SECTION 409         Table of Contents, Headings, etc..

         The table of contents, cross-reference table and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 410         Benefit of Second Supplemental Indenture.

         Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

SECTION 411         Acceptance by Trustee.

         The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Second Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.


                                     WEATHERFORD INTERNATIONAL,
                                      INC.


                                     By: /s/ CURTIS W. HUFF
                                         --------------------------------------
                                         Name: Curtis W. Huff
                                         Title: Executive Vice President,
                                                Chief Financial Officer,
                                                General Counsel and Secretary


                                     THE BANK OF NEW YORK


                                     By:
                                         -----------------------------------
                                        Name:
                                              ------------------------------
                                        Title:
                                               -----------------------------




                                [SIGNATURE PAGE]

                                                                         ANNEX A

                                 GLOBAL SECURITY

                           [FORM OF FACE OF SECURITY]

         FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (713) 693-4000.

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

         [THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.


--------
(1) These paragraphs should be included only if the Security is a Global
    Security.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE DEBENTURE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE DEBENTURE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH DEBENTURE WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF U.S. PERSON EXCEPT (A) TO WEATHERFORD INTERNATIONAL, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE DEBENTURE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE DEBENTURE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THE DEBENTURE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE DEBENTURE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST PRIOR TO SUCH TRANSFER FURNISH TO THE BANK OF NEW YORK,

AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE DEBENTURE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THE DEBENTURE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.](2)




----------
        (2)[These paragraphs to be included only if the Security is a Transfer Restricted Security.]

                           [FORM OF FACE OF SECURITY]

                         WEATHERFORD INTERNATIONAL, INC.

                  ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE

                                  JUNE 23, 2020

Issue Date: June 30, 2000                               Maturity: June 30, 2020

Principal Amount at Maturity: $_________                      CUSIP:  947074AA8

Original Issue Discount: $448.74                           Issue Price: $551.26
(per $1,000 Principal Amount)                     (per $1,000 Principal Amount)

Registered: No. R-

         Weatherford International, Inc., a Delaware corporation (the "Company", which term includes any successor Person under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________ DOLLARS ($_________) [(or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security)](3) on June 30, 2020. The principal of this Security shall not bear interest, except in the case of default in payment of principal upon acceleration, redemption or maturity or as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Payment of the principal of and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. [Payments in respect of this Security shall be made by transfer of immediately available funds to the account specified by the Holder.](4)

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

---------

         (3)[This clause to be included only if the Security is a Transfer Restricted Security.]

         (4)[This sentence should be included only if the Security is a Global Security.]

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its authorized officers and its corporate seal or a facsimile thereof to be fixed or imprinted hereon.

Dated:


                                                      WEATHERFORD INTERNATIONAL,
                                                        INC.

ATTEST:                                               By:
                                                         ----------------------
                                                         Name:
                                                         Title:

      [Corporate Seal]


--------------------------------
Secretary or Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee



                                        ---------------------------------------
                                        Authorized Signatory



Date of Authentication:
                       --------------------

                       [FORM OF REVERSE SIDE OF SECURITY]

                         WEATHERFORD INTERNATIONAL, INC.

                  ZERO COUPON CONVERTIBLE SENIOR DEBENTURE DUE

                                  JUNE 30, 2020

         This Security is one of a duly authorized issue of senior securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 17, 1996, as supplemented by the First Supplemental Indenture thereto, dated as of May 27, 1998, and the Second Supplemental Indenture thereto, dated as of June 30, 2000 (as so amended, herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount at maturity to $910,000,000; provided, however, that if the Company sells any Securities pursuant to the Option granted to the Initial Purchaser pursuant to Section 2 of the Purchase Agreement, the Securities shall be limited in aggregate principal amount at maturity to up to $1,050,000,000.

INTEREST

         This Security shall not bear interest, except as specified in this paragraph or as described under "Tax Event." If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption", upon the date set for payment of the Fundamental Change Purchase Price pursuant to "Purchase of Securities at Option of Holder Upon a Fundamental Change", upon the date set for payment of the Repurchase Price under "Repurchase by the Company at the Option of the Holder" or upon the Stated Maturity of this Security) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.0% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 3.0% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

OPTIONAL REDEMPTION

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price set forth below, on or after June 30, 2005.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the immediately preceding date in the table.

                                                                                                 (3)
                                                      (1)                   (2)               REDEMPTION
                                                DEBENTURE ISSUE       ACCRUED ORIGINAL          PRICE
         REDEMPTION DATE                             PRICE             ISSUE DISCOUNT         (1) + (2)
--------------------------------------         ----------------       ----------------       ------------
June 30, 2005.........................           $   551.26            $   88.50              $   639.76
June 30, 2006.........................           $   551.26            $  107.84              $   659.10
June 30, 2007.........................           $   551.26            $  127.76              $   679.02
June 30, 2008.........................           $   551.26            $  148.28              $   699.54
June 30, 2009.........................           $   551.26            $  169.43              $   720.69
June 30, 2010.........................           $   551.26            $  191.21              $   742.47
June 30, 2011.........................           $   551.26            $  213.65              $   764.91
June 30, 2012.........................           $   551.26            $  236.77              $   788.03
June 30, 2013.........................           $   551.26            $  260.59              $   811.85
June 30, 2014.........................           $   551.26            $  285.13              $   836.39
June 30, 2015.........................           $   551.26            $  310.41              $   861.67
June 30, 2016.........................           $   551.26            $  336.45              $   887.71
June 30, 2017.........................           $   551.26            $  363.28              $   914.54
June 30, 2018.........................           $   551.26            $  390.92              $   942.18
June 30, 2019.........................           $   551.26            $  419.40              $   970.66
At Stated Maturity (June 30, 2020)....           $   551.26            $  448.74              $ 1,000.00

         If converted to an interest-bearing debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Security be redeemable before June 30, 2005.

         If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot; (ii) pro rata; or
(iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, Original Issue Discount (or interest, if the Security is converted to an interest-bearing debenture) ceases to accrue on Securities or portions thereof called for redemption.

PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 35 Business Days after the occurrence of a Fundamental Change, at a Fundamental Change Purchase Price equal to the Issue Price plus accrued Original Issue Discount through the Fundamental Change Purchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

         If prior to a Fundamental Change Purchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Fundamental Change Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Fundamental Change Purchase Date.

CONVERSION

         A Holder of a Security may convert the Security into shares of Common Stock at any time until the close of business on the Business Day prior to the Stated Maturity; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 9.9970 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

         If the Company exercises its option pursuant to Section 1801 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities or portions of Securities to be redeemed on a Redemption Date occurring during the period from the close of business on a Regular Record Date and ending on the opening of business on the first Business Day after the next Interest Payment Date, or if this Interest Payment Date is not a Business Day, the second Business Day after the Interest Payment Date) must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (and interest if the Security is converted to an interest-bearing debenture) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option referred to in "Tax Event", the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and interest, if the Company has exercised its option provided for in "Tax Event") accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Security to the

Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.


           REPURCHASE DATE                REPURCHASE PRICE
           ---------------                -----------------
           June 30, 2005................. $        639.76
           June 30, 2010................. $        742.47
           June 30, 2015................. $        861.67

         The Repurchase Price (equal to the Issue Price plus accrued Original Issue Discount through the Repurchase Date) may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

         If prior to a Repurchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Repurchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Repurchase Date.

         Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, such Securities shall cease to be outstanding, Original Issue Discount (or interest, if this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event) shall cease to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

TAX EVENT

         From and after the date (the "Option Exercise Date") that is the later of (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.0% per annum on a Principal Amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on June 30 and December 31 of each year (each an "Interest Payment Date") to holders of record at the close of business on June 15 or December 15 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

         Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 307 of the Indenture.

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a place of payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series of Securities affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to evidence the succession of another Person to the Company and the assumption by such successor to the Company's covenants; to add to the covenants of the Company for the benefit of the Holders of Securities, or to convey, assign, mortgage or pledge any property to the Trustee to secure any series of Securities or to surrender any right or power conferred by the Indenture upon the Company; to add any additional Events of Default with respect to all or any series of the Securities; to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; to secure the Securities pursuant to Section 1006 of the Indenture or otherwise; to establish the form or terms of any series of Securities as permitted by Sections 201 and 301 of the Indenture; to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 611(b) of the Indenture; to cure any ambiguity, omission, defect or inconsistency; to comply with the provisions of the Indenture relating to merger, consolidation and certain other transactions; to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or to make provision with respect to the conversion rights of this Security pursuant to the requirements of Article FIFTEEN of the Indenture.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

         Without the consent of each Holder affected, the Company may not (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof,
(ii) change the Redemption Date thereof, (iii) change any obligation of the Company to pay additional amounts pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1) of the Indenture,
(iv) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (v) change the coin or currency in which any Security or any premium or interest thereon is payable, (vi) change any right of redemption, purchase or repayment by the Company at the option of the Holder,
(vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (viii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, (ix) reduce the requirements of Section 1404 of the Indenture for quorum or voting, (x) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 1002 of the Indenture, (xi) modify any of the provisions of Sections 513, 902 or 1008 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or (xii) adversely affect the right to convert this Security as provided in Article FIFTEEN of the Indenture, or adversely affect the right to require the Company to repurchase this Security as provided in Article SIXTEEN and Article SEVENTEEN of the Indenture.

         A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

SUCCESSOR PERSON

         When a successor person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor person will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

         Events of Default are defined in the Indenture and generally include:
(i) default by the Company for 30 days in payment of any interest (including, without limitation, Additional Interest) on the Securities of this series; (ii) default in payment of the Principal Amount (or, if the Securities of this series have been converted to semiannual coupon debentures following a Tax Event, the Restated Principal Amount), the Issue Price plus accrued Original Issue Discount, the Redemption Price, Repurchase Price or Fundamental Change Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) default by the Company in the performance, or breach, of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities of the relevant series then outstanding (or, in the event that other Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Securities so affected); (iv) certain events involving bankruptcy, insolvency or reorganization of the Company; or (v) the acceleration of the maturity of any indebtedness for borrowed money of the Company or any Subsidiary (other than Non-Recourse Indebtedness) borrowing an aggregate of more than $25,000,000 in principal amount outstanding. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such default (or, in the case of an Event of Default described in clause (iii) above, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, all outstanding Securities become due and payable immediately without further action or notice. The portion of the Principal Amount of each Security of this series that shall become due upon the acceleration or upon such events of bankruptcy, insolvency or reorganization of the Company is equal to the Issue Price plus accrued Original Issue Discount on such Security or, if such Security has been converted to an interest bearing debenture, the Restated Principal Amount plus accrued and unpaid interest from the date of conversion. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities of this series (or all affected Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

DISCHARGE PRIOR TO MATURITY

         The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.

NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

AUTHENTICATION

         This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                                CONVERSION NOTICE

         To convert this Security into Common Stock of the Company, check the box: [ ]

         To convert only part of this Security, state the Principal Amount to be converted (must be $1,000 or a multiple of $1,000): $______________.

         If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
                (Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Your Signature:                                           Date:
                ---------------------------                    -----------------
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:
                          ------------------------------------------------------

By:
   ---------------------------

---------

         *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL
                                     CHANGE

         If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 1701 of the Indenture, check the following box: [ ]

         If you want to have only part of this Security purchased by the Company pursuant to Section 1701 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $________________


Your Signature:                                          Date:
                ---------------------------------------      -----------------
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:
                         -----------------------------------------------------

By:
   ---------------------------------------------------------------------------

---------

         *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                     SCHEDULE OF EXCHANGES OF SECURITIES(5)

         The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:



                                            AMOUNT OF DECREASE IN PRINCIPAL       AMOUNT OF INCREASE IN PRINCIPAL
     DATE OF TRANSACTION                     AMOUNT OF THIS GLOBAL SECURITY        AMOUNT OF THE GLOBAL SECURITY
     -------------------                    -------------------------------       -------------------------------





---------

         (5)This schedule should be included only if the Security is a Global Security.

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
              REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES(6)

         Re: Zero Coupon Convertible Senior Debentures Due June 30, 2020 (the "Securities") of Weatherford International, Inc.

         This certificate relates to $_________ principal amount at maturity of Securities owned in (check applicable box)

         [  ] book-entry or

         [  ] definitive form

by ____________________________________ (the "Transferor").

         The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 102 of the Second Supplemental Indenture dated as of June 30, 2000 to the Indenture, dated as of May 17, 1996, as supplemented by the First Supplemental Indenture thereto, dated as of May 27, 1998 (as so amended and supplemented, the "Indenture"), between Weatherford International, Inc. (the "Company") and The Bank of New York.

         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [  ]     to the Company; or

         (2)      [  ]     pursuant to an effective registration statement under the Securities Act of
                           1933; or

         (3)      [  ]     inside the United States to a "qualified institutional buyer" (as defined in
                           Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice

---------

         (6)This certificate should only be included if this Security is a Transfer Restricted Security.

                           is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)      [  ]     outside the United States in an offshore transaction
                           within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5)      [  ]     pursuant to another available exemption from
                           registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested (including, if the transferee is an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under Securities Act of 1933, a letter signed by such transferee in the form of Exhibit B to the Indenture) to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Unless the box is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933 (an "Affiliate"):

         (6)      [  ]     The transferee is an Affiliate of the Company.


                                      -----------------------------------------
                                      Signature

Signature Guarantee:


--------------------------------      -----------------------------------------
Signature must be guaranteed          Signature

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ---------------------------------       ---------------------------------
                                              NOTICE:  To be executed by an
                                                       executive officer

                                    EXHIBIT B

                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Weatherford International, Inc.
515 Post Oak Boulevard
Suite No. 600
Houston, Texas 77027

The Bank of New York
101 Barclay Street, 21W
New York, New York  10286

         Re: Zero Coupon Convertible Senior Debentures due 2020 of Weatherford International, Inc., a Delaware corporation

                               (CUSIP: 947074AA8)

         Reference is hereby made to the Indenture, dated as of May 17, 1996, as supplemented by the First Supplemental Indenture thereto, dated as of May 27, 1998, and the Second Supplemental Indenture thereto, dated as of June 30, 2000 (the "Indenture"), between Weatherford International, Inc. (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)      [ ]  a beneficial interest in a Security in global form, or

         (b)      [ ]  a definitive Security,

         we confirm that:

         1. We understand that any subsequent transfer of the Securities or any beneficial interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any beneficial interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any beneficial interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any beneficial interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Securities or a beneficial interest therein from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Securities or a beneficial interest therein, we and our transferee will be required to furnish to you such certifications, legal opinions and other information as you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Securities or a beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              ------------------------------------------------
                              [Insert Name of Institutional Accredited Investor]



By:
   --------------------------------
   Name:
   Title:


Dated:
      ---------------------, ------



                                       B-2